UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 16, 2015
(Date of earliest event reported)

BIORESTORATIVE THERAPIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54402	91-1835664
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

40 Marcus Drive, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 760-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

Between December 23, 2015 and January 6, 2016, BioRestorative Therapies, Inc. (the “Company”) issued an aggregate of 117,435 shares of common stock of the Company pursuant to the exercise of outstanding warrants at an exercise price of $3.50 per share.

Between December 3, 2015 and January 26, 2016, the Company issued an aggregate of 111,171 shares of common stock of the Company and five-year warrants for the purchase of an aggregate of 13,750 shares of common stock of the Company at exercise prices of between $4.00 and $5.00 per share in exchange for outstanding indebtedness in the aggregate amount of $302,097, inclusive of accrued and unpaid interest.

Between November 24, 2015 and January 20, 2016, the Company issued an aggregate of 16,753 shares of common stock of the Company and five year-warrants to purchase an aggregate of 15,000 shares of common stock of the Company at an exercise price of $7.00 per share in consideration of services rendered.  The stock and warrants were valued at $38,333 and $24,578, respectively.

Between December 3, 2015 and December 23, 2015, in consideration of the extension of the maturity dates for the repayment of three loans made to the Company, the Company issued to one of the lenders 10,000 shares of common stock of the Company and to the other lenders five-year warrants to purchase an aggregate of 37,500 shares of common stock of the Company at an exercise price of $4.00 per share.  In addition, in consideration of the extension of the maturity date by one of the lenders and another lender, the Company agreed to reduce the exercise price for warrants held by such lenders for the purchase of an aggregate of 274,397 shares of common stock of the Company to $4.00 per share.  The stock, the warrants and the warrant exercise price reduction were valued at $22,500, $66,375 and $108,973, respectively.

Between November 24, 2015 and January 26, 2016, the Company issued an aggregate of 27,500 shares of common stock of the Company at a purchase price of $4.00 per share.  In consideration of the share purchases, the Company issued to the subscribers five-year warrants for the purchase of an aggregate of 27,500 shares of common stock of the Company at an exercise price of $5.00 per share.

Effective December 9, 2015, in consideration of a loan to the Company in the amount of $110,000, the Company issued to the lender a five-year warrant for the purchase of 5,000 shares of common stock of the Company at an exercise price of $5.00 per share.  The warrant was valued at $8,600.

For each of the securities issuances, the Company relied upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), as transactions by an issuer not involving any public offering or Section 3(a)(9) of the Act as a security exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. For each such transaction, the Company did not use general solicitation or advertising to market the securities, the securities were offered to a limited number of persons, the investors had access to information regarding the Company (including information contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, Quarterly Reports on Form 10-Q for the periods ended March 31, 2015, June 30, 2015 and September 30, 2015, and Current Reports on Form 8-K filed with the Securities and Exchange Commission and press releases made by the Company), and management of the Company was available to answer questions from prospective investors.  The Company reasonably believes that each of the investors is an accredited investor.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Dated: January 27, 2016	By:	/s/ Mark Weinreb
Mark Weinreb
Chief Executive Officer